UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2019

ABV Consulting, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-198567	46-3997344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1101-1102, 11/F, Railway Plaza 39 Chatham Road S. Tsim Sha Tsui, Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (852) 3758-2226

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On October 31, 2018, the Company, through its subsidiary entered into a Memorandum of Understanding with Xinjiang Hefeng Zhitong Biotechnology Co. Ltd. (“Hefeng”). The Company and Hefeng expected to have a definitive agreement completed by the first quarter of 2019. On May 8, 2019, the Company and Hefeng mutually extended the date for the completion of the definitive agreement.

The Company is conducting a due diligence audit check on Hefeng. The due diligence check is progressing, and there have been no special concerns raised. The Company has confidence that once the due diligence has been completed, it will enter into a definitive agreement with Hefeng.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABV Consulting, Inc.

Date: May 28, 2019	By:	/s/ Jian Wei Yu
Jian Wei Yu President and Chief Executive Officer

3